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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT
                     CERTIFIED PUBLIC ACCOUNTANTS




Jones Apparel Group, Inc.
New York, New York




We hereby consent to the incorporation by reference in the proxy statement/prospectus constituting a part of this Registration Statement of our reports dated February 5, 1999, except as to Note 19, which is as of March 2, 1999, relating to the consolidated financial statements and schedule of Jones Apparel Group, Inc. and subsidiaries, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in that proxy statement/prospectus.

We also consent to the reference to us under the caption 'Experts' in the proxy statement/prospectus.



                                       /s/ BDO Seidman, LLP

                                           BDO SEIDMAN, LLP

New York, New York
April 6, 1999




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